Exhibit 99.1

BROADRIDGE REPORTS THIRD QUARTER FISCAL 2008 RESULTS AND INCREASES EPS GUIDANCE

LAKE SUCCESS, New York – May 8, 2008 – Broadridge Financial Solutions, Inc. (NYSE:BR), a leading global provider of technology-based outsourcing solutions to the financial services industry, today reported earnings of $29.5 million, or $0.21 per share for the third quarter ended March 31, 2008, compared to $41.9 million or $0.30 per share for the comparable quarter of the previous fiscal year.

Commenting on the results, Richard J. Daly, Chief Executive Officer, said, “Our third quarter results are directly in line with our expectations. We are pleased that we were able to achieve this performance during a difficult time for the markets we serve. Our Investor Communication Solutions segment, historically responsible for over 70% of our annual revenues and earnings, continued to perform well. In our Securities Processing Solutions segment, we successfully completed an implementation for Royal Bank of Canada, which achieved what had been the elusive goal of consolidating retail and institutional securities processing onto one platform, and added new wealth management capabilities. Our year-to-date results combined with our view into our fourth and largest quarter lead us to revise our earnings per share guidance range to $1.35—$1.45 from $1.30—$1.40, Non-GAAP, which excludes one-time transition expenses.”

For the third quarter of fiscal year 2008, net revenues grew 1.2% to $498.8 million compared to $492.8 million for the same period last year. Net earnings decreased 29.6% to $29.5 million from $41.9 million, and diluted earnings per share decreased to $0.21 per share on slightly more weighted-average shares outstanding, compared to $0.30 per share in the third quarter of fiscal year 2007. Excluding expense adjustments for one-time transition expenses and interest on debt related to Broadridge’s March 2007 spin-off from Automatic Data Processing, Inc. (NYSE:ADP), the Non-GAAP net earnings for the third quarter of fiscal year 2008 decreased to $36.5 million from $42.0 million, a decrease of 13.1%, to $0.26 per share from $0.30 per share, compared to the same period last year.

Revenue growth of 1.2% in the third quarter of fiscal year 2008 was driven primarily by sales and internal growth, as well as favorable foreign exchange rates, and offset by the loss of two large clients previously announced in fiscal year 2007. Pre-tax margin of 9.7% decreased by 4.5 percentage points, half of which related to the aforementioned spin-off expense adjustments, and the remainder of which was due to the two client losses and incremental investments. Our closed sales for the quarter of $48.2 million and $116.0 million year-to-date are both above last year’s comparable quarter and year-to-date results.

For the nine months ended March 31, 2008, net revenues grew by 3.7% to $1,415.1 million primarily driven by sales, internal growth from higher market activity, and favorable foreign exchange rates. Pre-tax margins of 10.9% decreased by 1.0 percentage point in fiscal year 2008, resulting from the aforementioned spin-off expense adjustments, higher incremental investments and the two client losses in fiscal year 2007, compared to the same period last year. Diluted earnings per share decreased 5.6% to $0.67 for the first nine months of fiscal year 2008, compared to diluted earnings per share of $0.71 in the first nine months of fiscal year 2007. Excluding the aforementioned spin-off expense adjustments, the Non-GAAP net earnings for the nine months ended March 31, 2008 grew to $116.0 million from $99.5 million, an increase of 16.6%, or $0.82 per share from $0.72 per share, compared to the same period last year. A reconciliation of Non-GAAP to GAAP measures is included at the end of this release.

Analysis of Third Quarter Fiscal Year 2008

In the third quarter of fiscal year 2007, we changed our method for determining intersegment transfer pricing. This change had no impact on our consolidated results. In the business segment discussion below, we compare actual results for the third quarter of fiscal year 2008 to results for the third quarter of fiscal year 2007. A reconciliation of the results for the nine months ended March 31, 2008, and the nine months ended March 31, 2007, as reported, is included at the end of this release.

Investor Communication Solutions

Net revenues for the Investor Communication Solutions segment increased 0.9% compared to the third quarter of fiscal year 2007, to $342.9 million in the third quarter of fiscal year 2008. The increase was driven primarily by sales and internal growth, both recurring and event-driven, offset by the client loss. Operating margin increased 0.2 percentage points compared to the third quarter of fiscal year 2007 reflecting product mix and scale in the business.

Securities Processing Solutions

Net revenues for the Securities Processing Solutions segment decreased 4.3% compared to the third quarter of fiscal year 2007, to $129.0 million in the third quarter of fiscal year 2008. The decrease was primarily related to the client loss, partially offset by sales. Operating margin decreased 5.2 percentage points compared to the third quarter of fiscal year 2007 as a result of the client loss in fiscal year 2007 and higher expenses associated with incremental investments.

Clearing and Outsourcing Solutions

Net revenues for the Clearing and Outsourcing Solutions segment decreased 1.3% compared to the third quarter of fiscal year 2007, to $22.9 million in the third quarter of fiscal year 2008. The decrease was driven by the client loss and lower net interest, significantly offset by new business growth across the clearing services and outsourcing businesses and internal growth from increased clearing trade volume. New business increased revenue by 12.0%. Operating loss of $0.5 million for the third quarter of fiscal year 2008 improved by $0.6 million from a loss of $1.1 million in the third quarter of fiscal year 2007.

Fiscal Year 2008 Financial Guidance

We are raising the fiscal year 2008 financial guidance as follows: (1) 2% - 4% revenue growth and (2) Non-GAAP earnings per share before one-time transition expenses within a range of $1.35 - $1.45 (GAAP earnings per share of $1.29 - $1.39), based on diluted weighted-average shares outstanding of approximately 141 million shares.

Mr. Daly commented, “The first nine months of our fiscal year have been very good. This, in addition to the improved visibility we now have into our fourth quarter, our biggest fiscal quarter each year in terms of revenue and earnings, puts us in a position to increase our guidance range.”

Non-GAAP Measures

In certain circumstances, results have been presented that are Non-GAAP measures and should be viewed in addition to, and not as a substitute for, the Company’s reported results. Management believes such Non-GAAP measures provide investors a more complete understanding of Broadridge’s underlying operational results. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. A reconciliation of Non-GAAP to GAAP measures is available in the accompanying schedules to this release and on the Broadridge Investor Relations home page at www.broadridge-ir.com.

Earnings Conference Call

An analyst conference call will be held today, Thursday, May 8th at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.broadridge-ir.com and click on the webcast icon. The presentation will be available to download and print approximately 30 minutes before the webcast on the Broadridge Investor Relations home page at www.broadridge-ir.com. Broadridge’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible on the same website.

About Broadridge

Broadridge Financial Solutions, Inc., with over $2.0 billion in revenues and more than 40 years of experience, is a leading global provider of technology-based outsourcing solutions to the financial services industry. Our systems and services include investor communication, securities processing, and clearing and outsourcing solutions. We offer advanced, integrated systems and services that are dependable, scalable and cost-efficient. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, such as our fiscal year 2008 financial guidance, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 (the “2007 Annual Report”). Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2007 Annual Report. These risks include: Broadridge’s success in retaining and selling additional services to its existing clients and obtaining new clients; the pricing of Broadridge’s products and services; changes in laws affecting the investor communication services provided by Broadridge; changes in laws regulating registered clearing agencies and broker-dealers; declines in trading volume, market prices, liquidity of securities markets or proprietary trading activity; Broadridge’s ability to continue to obtain data center services from its former parent company, Automatic Data Processing, Inc. (“ADP”); Broadridge’s debt levels and financing costs, including the impact of its credit ratings on such costs; the ability of Broadridge to develop brand recognition and its reputation with its clients and employees following its separation from ADP in March 2007; the incurrence of additional costs attributable to Broadridge’s operations as a stand-alone public company; changes in technology; availability of skilled technical employees; the impact of new acquisitions and divestitures; competitive conditions; and overall market and economic conditions. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Broadridge Financial Solutions, Inc.

Condensed Consolidated and Combined Statements of Earnings

(In millions except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Revenues:
Services revenues	$485.6	$477.6	$1,371.6	$1,320.5
Other	19.4	21.8	67.8	61.9

Total revenues	505.0	499.4	1,439.4	1,382.4
Interest expense from securities operations	6.2	6.6	24.3	18.2

Net revenues	498.8	492.8	1,415.1	1,364.2

Operating expenses:
Cost of net revenues	383.1	375.1	1,063.0	1,050.9
Selling, general and administrative expenses	60.0	47.6	171.6	149.2
Other expenses, net	7.3	0.2	25.7	1.8

Total operating expenses	450.4	422.9	1,260.3	1,201.9

Earnings before income taxes	48.4	69.9	154.8	162.3
Provision for income taxes	18.9	28.0	60.4	63.9

Net earnings	$29.5	$41.9	$94.4	$98.4

Earnings per share:
Basic	$0.21	$0.30	$0.68	$0.71
Diluted	$0.21	$0.30	$0.67	$0.71
Weighted-average shares outstanding:
Basic	139.9	138.8	139.7	138.8
Diluted	141.3	138.8	140.9	138.8
Dividends declared per common share	$0.06	na	$0.18	na

na – not applicable

Broadridge Financial Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	March 31, 2008	June 30, 2007
Assets
Current assets:
Cash and cash equivalents	$269.8	$88.6
Cash and securities segregated for regulatory purposes and securities deposited with clearing organizations	2.5	66.4
Accounts receivable, net of allowance for doubtful accounts of $3.2 and $2.6, respectively	381.2	502.7
Securities clearing receivables, net of allowance for doubtful accounts of $2.1 and $2.1, respectively	1,695.9	1,241.2
Other current assets	138.0	61.1

Total current assets	2,487.4	1,960.0
Property, plant and equipment, net	78.3	77.4
Other non-current assets	154.7	129.2
Goodwill	484.9	480.2
Intangible assets, net	31.7	31.4

Total assets	$3,237.0	$2,678.2

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$111.5	$91.5
Accrued expenses and other current liabilities	172.2	287.9
Securities clearing payables	1,557.0	915.4
Deferred revenues	109.2	24.6
Short-term borrowings	38.0	109.2

Total current liabilities	1,987.9	1,428.6
Long-term debt	482.8	617.7
Other non-current liabilities	60.3	61.0
Deferred revenues	65.2	39.8

Total liabilities	2,596.2	2,147.1

Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 140.1 shares and 139.3 shares, respectively	1.4	1.4
Additional paid-in capital	450.8	412.9
Retained earnings	158.8	90.3
Treasury stock—at cost, 0.1 and 0.0 shares, respectively	(2.0)	(0.1)
Accumulated other comprehensive income	31.8	26.6

Total stockholders’ equity	640.8	531.1

Total liabilities and stockholders’ equity	$3,237.0	$2,678.2

Broadridge Financial Solutions, Inc.

Segment Results

(In millions)

(Unaudited)

	Net Revenues
	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Investor Communication Solutions	$342.9	$339.7	$945.2	$934.8
Securities Processing Solutions	129.0	134.8	381.0	379.0
Clearing and Outsourcing Solutions	22.9	23.2	72.3	68.2
Other	0.2	—	7.8	(7.9)
Foreign exchange	3.8	(4.9)	8.8	(9.9)

Total	$498.8	$492.8	$1,415.1	$1,364.2

	Earnings before Income Taxes
	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Investor Communication Solutions	$32.4	$31.3	$89.4	$72.6
Securities Processing Solutions	36.0	44.6	109.8	113.2
Clearing and Outsourcing Solutions	(0.5)	(1.1)	(4.1)	(11.3)
Other	(20.9)	(2.6)	(43.9)	(7.9)
Foreign exchange	1.4	(2.3)	3.6	(4.3)

Total	$48.4	$69.9	$154.8	$162.3

Broadridge Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

Earnings, Margin and Per Share Reconciliation

(In millions, except per share and margin data)

(Unaudited)

	Three Months Ended March 31, 2008
	Earnings Before Income Taxes	Pre-tax Margin	Net Earnings	Diluted Earnings Per Share
GAAP basis measures	$48.4	9.7%	$29.5	$0.21
Non-GAAP adjustments:
One-time transition expenses	4.2	0.8%	2.5	0.02
Interest on new debt & other	7.3	1.5%	4.5	0.03

Total Non-GAAP adjustments	11.5	2.3%	7.0	0.05

Non-GAAP measures	$59.9	12.0%	$36.5	$0.26

	Three Months Ended March 31, 2007
	Earnings Before Income Taxes	Pre-tax Margin	Net Earnings	Diluted Earnings Per Share
GAAP basis measures	$69.9	14.2%	$41.9	$0.30
Non-GAAP adjustments:
One-time transition expenses	—	—	—	—
Interest on new debt & other	0.2	—	0.1	—

Total Non-GAAP adjustments	0.2	—	0.1	—

Non-GAAP measures	$70.1	14.2%	$42.0	$0.30

Broadridge Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

Earnings, Margin and Per Share Reconciliation

(In millions, except per share and margin data)

(Unaudited)

	Nine Months Ended March 31, 2008
	Earnings Before Income Taxes	Pre-tax Margin	Net Earnings	Diluted Earnings Per Share
GAAP basis measures	$154.8	10.9%	$94.4	$0.67
Non-GAAP adjustments:
One-time transition expenses	9.8	0.7%	5.9	0.04
Interest on new debt & other	25.7	1.8%	15.7	0.11

Total Non-GAAP adjustments	35.5	2.5%	21.6	0.15

Non-GAAP measures	$190.3	13.4%	$116.0	$0.82

	Nine Months Ended March 31, 2007
	Earnings Before Income Taxes	Pre-tax Margin	Net Earnings	Diluted Earnings Per Share
GAAP basis measures	$162.3	11.9%	$98.4	$0.71
Non-GAAP adjustments:
One-time transition expenses	—	—	—	—
Interest on new debt & other	1.8	0.1%	1.1	0.01

Total Non-GAAP adjustments	1.8	0.1%	1.1	0.01

Non-GAAP measures	$164.1	12.0%	$99.5	$0.72

Broadridge Financial Solutions, Inc.

Intersegment Transfer Price Reconciliation

(In millions except margin data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Investor Communications Solutions
Net revenue as reported	$342.9	$339.7	$945.2	$934.8
Transfer pricing adjustment	—	—	—	(2.0)

Net revenue as adjusted – Non-GAAP	$342.9	$339.7	$945.2	$932.8

EBT as reported	$32.4	$31.3	$89.4	$72.6
Transfer pricing adjustment	—	—	—	(0.7)

EBT as adjusted – Non-GAAP	$32.4	$31.3	$89.4	$71.9

Margin % as reported	9.4%	9.2%	9.5%	7.8%
Margin % as adjusted – Non-GAAP	9.4%	9.2%	9.5%	7.7%

Securities Processing Solutions
Net revenue as reported	$129.0	$134.8	$381.0	$379.0
Transfer pricing adjustment	—	—	—	(6.0)

Net revenue as adjusted – Non-GAAP	$129.0	$134.8	$381.0	$373.0

EBT as reported	$36.0	$44.6	$109.8	$113.2
Transfer pricing adjustment	—	—	—	(4.3)

EBT as adjusted – Non-GAAP	$36.0	$44.6	$109.8	$108.9

Margin % as reported	27.9%	33.1%	28.8%	29.9%
Margin % as adjusted – Non-GAAP	27.9%	33.1%	28.8%	29.2%

Clearing and Outsourcing Solutions
Net revenue as reported	$22.9	$23.2	$72.3	$68.2
Transfer pricing adjustment	—	—	—	—

Net revenue as adjusted – Non-GAAP	$22.9	$23.2	$72.3	$68.2

EBT as reported	$(0.5)	$(1.1)	$(4.1)	$(11.3)
Transfer pricing adjustment	—	—	—	5.0

EBT as adjusted – Non-GAAP	$(0.5)	$(1.1)	$(4.1)	$(6.3)

Margin % as reported	-2.2%	-4.7%	-5.7%	-16.6%
Margin % as adjusted – Non-GAAP	-2.2%	-4.7%	-5.7%	-9.2%